EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	THOMAS H. POHLMAN
PRESIDENT
JANUARY 18, 2013		(515) 232-6251

AMES NATIONAL CORPORATION
ANNOUNCES 2012 FOURTH QUARTER EARNINGS RESULTS

Fourth Quarter 2012 Results:

For the quarter ended December 31, 2012, net income for Ames National Corporation (the Company) decreased 4.0% and totaled $3,469,000, or $0.37 per share, compared to $3,615,000, or $0.39 per share in 2011.  Net income decreased primarily due to higher noninterest expenses, an other-than-temporary impairment of one equity security and lower investment interest income, offset in part by higher loan interest income, higher gains on loans held for sale and lower deposit interest expense.

The Company’s management continues to be pleased with the results of the acquisition of the Garner and Klemme, Iowa offices by Reliance State Bank (the “acquisition”) on April 27, 2012.  Reliance State Bank’s (RSB’s) net income for the quarter ended December 31, 2012 was $586,000, as compared to $325,000 for the quarter ended December 31, 2011.  The acquisition contributed to increases in net interest income, noninterest income and noninterest expense.

Fourth quarter net interest income totaled $8,163,000, an increase of $355,000, or 4.6%, compared to the same quarter a year ago, primarily due to the acquisition.  The Company’s net interest margin was 3.26% for the quarter ended December 31, 2012, a decrease from 3.58% for the quarter ended December 31, 2011 as a result of lower market yields on interest earning assets, offset in part by lower market rates on interest bearing liabilities in 2012 as compared to 2011.

A negative provision for loan losses of $(129,000) was recognized in the fourth quarter of 2012 as compared to the provision for loan losses of $123,000 in the fourth quarter of 2011.  The negative provision for the quarter was the result of improving credit quality characteristics in the Company’s loan portfolio.  Net loan charge-offs for the quarter ended December 31, 2012 were $107,000, compared to $83,000 in 2011.

Noninterest income for the fourth quarter of 2012 totaled $1,745,000 as compared to $1,613,000 for the same period in 2011.  The increase in noninterest income is primarily due to gain on the loans held for sale, trust service income and merchant and ATM fees, offset in part by an other-than-temporary impairment of one equity security in 2012.  The impairment related to a publically traded equity security with a fair value of $630,000 as of December 31, 2012.  Management determined that due to a continuing market loss in this equity security recognition of an other-than-temporary impairment was appropriate in the fourth quarter of 2012.

Noninterest expense for the fourth quarter of 2012 totaled $5,427,000 compared to $4,639,000 recorded in 2011.  The increase of 17.0% in noninterest expense was primarily the result of higher salaries and employee benefits, data processing, core deposit intangible amortization and increased other noninterest expense categories with the exception of other real estate owned costs.  The efficiency ratio for the fourth quarter of 2012 was 54.77%, compared to 49.24% in 2011.

Year 2012 Results:

For the year ended December 31, 2012, net income for the Company increased 1.9% and totaled $14,182,000, or $1.52 per share, compared to $13,921,000 or $1.48 per share in 2011.  Net income increased primarily due to higher net interest income, lower provision expense, and increased noninterest income.

For the year ended December 31, 2012, net interest income totaled $32,320,000, an increase of $1,434,000, or 4.6%, compared to the same period a year ago, primarily due to higher average balances on loans and investments and lower rates on deposits, partially offset in part by lower rates on loans and investments and higher balances on average deposits.  The Company’s net interest margin was 3.35% for the year ended December 31, 2012, a decrease from 3.60% for the year ended December 31, 2011 as a result of lower market yields on interest earning assets, offset in part by lower market rates on interest bearing liabilities in 2012 as compared to 2011.

The provision for loan losses was $22,000 for the year ended December 31, 2012 as compared to $533,000 for the same period in 2011.  Net loan charge-offs were $155,000 for the year ended December 31, 2012, compared to $148,000 for the same period in 2011.

Noninterest income for the year ended December 31, 2012 totaled $7,435,000 as compared to $6,970,000 for the same period in 2011.  The increase in noninterest income is primarily due to gain on the loans held for sale and merchant and ATM fees, offset in part by a decrease in security gains and an other-than-temporary impairment of one equity security in 2012.

Noninterest expense for the year ended December 31, 2012 totaled $20,803,000 compared to $18,852,000 recorded in 2011.  The increase of 10.3% in noninterest expense was primarily the result of higher salaries and employee benefits, core deposit intangible amortization and the increase in other noninterest expense categories.  In addition, salaries and employee benefits increased due to normal salary increases.  The efficiency ratio for the year ended December 31, 2012 was 52.33%, compared to 49.80% in 2011.

Balance Sheet Review:

As of December 31, 2012, total assets were $1,217,692,000, a $182,128,000 increase compared to December 31, 2011.  The increase in assets was mainly a result of the acquisition and growth in deposits.

Securities available-for-sale as of December 31, 2012 increased to $588,417,000, compared to $508,625,000 as of December 31, 2011, mainly as a result of increased purchases of U.S. government mortgage-backed securities, state and political subdivision bonds and corporate bonds, as cash obtained as a part of the acquisition and deposit growth were invested in securities available-for-sale.

Net loans as of December 31, 2012 increased to $510,126,000 compared to $438,651,000 as of December 31, 2011, or 16.3%, mainly as a result of the acquisition.  The allowance for loan losses on December 31, 2012 totaled $7,773,000, or 1.50% of gross loans, compared to $7,905,000 or 1.77% of gross loans as of December 31, 2011.  The decline in the ratios of the allowance for loan losses to gross loans was primarily due to a purchase accounting adjustment for the acquired loans and improved credit quality.  Impaired loans as of December 31, 2012, were $5,912,000, or 1.1% of gross loans, compared to $6,927,000, or 1.6% of gross loans as of December 31, 2011.  The decrease in impaired loans is due primarily to the transfer of repossessed collateral from a borrower to other real estate owned.

Other real estate owned was $9,911,000 as of December 31, 2012, which was $373,000 higher than December 31, 2011, primarily due to transfers from loan receivables exceeding sales of other real estate owned.  Due to potential changes in the real estate markets, it is at least reasonably possible that management’s assessments of fair value will change in the near term and that such changes could materially affect the amounts reported in the Company’s financial statements.

Deposits totaled $1,004,732,000 on December 31, 2012, a 22.7% increase from the $818,705,000 recorded at December 31, 2011.  This increase is mainly the result of the assumption of deposits as a part of the office acquisition and continued growth in demand, NOW and money market accounts balances.

The Company’s stockholders’ equity represented 11.9% of total assets as of December 31, 2012 with all of the Company’s five affiliate banks considered well-capitalized as defined by federal capital regulations.  Total stockholders’ equity was $144,736,000 as of December 31, 2012, and $134,557,000 as of December 31, 2011.

Shareholder Information:

Return on average assets was 1.17% for the quarter ended December 31, 2012, compared to 1.41% for the same period in 2011.  Return on average equity was 9.57% for the quarter ended December 31, 2012, compared to the 10.88% in 2011.  Return on average assets was 1.24% for the year ended December 31, 2012, compared to 1.38% for the same period in 2011.  Return on average equity was 10.08% for the year ended December 31, 2012, compared to the 10.82% in 2011.  The decline in these profitability ratios is primarily attributable to lower market interest rates in 2012 compared to 2011 as new or repricing earning assets are generating less income in relation to higher average assets and equity.

The Company’s stock, which is listed on the NASDAQ Capital Market under the symbol ATLO, closed at $21.90 on December 31, 2012.   During the fourth quarter of 2012, the price ranged from $18.39 to $21.99.

On November 14, 2012, the Company declared a quarterly cash dividend on its common stock, payable on February 15, 2013 to stockholders of record as of February 1, 2013, equal to $0.15 per share.

Ames National Corporation affiliate Iowa banks are First National Bank, Ames; Boone Bank & Trust Co., Boone; State Bank & Trust Co., Nevada; Reliance State Bank, Story City; and United Bank & Trust, Marshalltown.

The Private Securities Litigation Reform Act of 1995 provides the Company with the opportunity to make cautionary statements regarding forward-looking statements contained in this News Release, including forward-looking statements concerning the Company’s future financial performance and asset quality.  Any forward-looking statement contained in this News Release is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, asset quality, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:  economic conditions, particularly in the concentrated geographic area in which the Company and its affiliate banks operate; competitive products and pricing available in the marketplace; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; fiscal and monetary policies of the U.S. government; changes in governmental regulations affecting financial institutions (including regulatory fees and capital requirements); changes in prevailing interest rates; credit risk management and asset/liability management; the financial and securities markets; the availability of and cost associated with sources of liquidity; and other risks and uncertainties inherent in the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K.  Management intends to identify forward-looking statements when using words such as “believe”, “expect”, “intend”, “anticipate”, “estimate”, “should”, “forecasting” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets
December 31, 2012 and 2011
(unaudited)

ASSETS	2012	2011

Cash and due from banks	$34,805,371	$22,829,291
Interest bearing deposits in financial institutions	44,639,033	33,741,406
Securities available-for-sale	588,417,037	508,624,622
Loans receivable, net	510,125,880	438,650,837
Loans held for sale	1,030,180	1,212,620
Bank premises and equipment, net	12,233,464	11,362,626
Accrued income receivable	7,173,703	6,467,509
Other real estate owned	9,910,825	9,538,440
Core deposit intangible, net	1,303,264	-
Goodwill	5,600,749	-
Other assets	2,452,593	3,136,482

Total assets	$1,217,692,099	$1,035,563,833

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits
Demand, noninterest bearing	$182,033,279	$126,059,239
NOW accounts	287,294,015	229,810,463
Savings and money market	279,774,197	216,768,048
Time, $100,000 and over	99,925,619	107,944,525
Other time	155,705,340	138,123,116
Total deposits	1,004,732,450	818,705,391

Securities sold under agreements to repurchase	27,088,660	41,696,585
Federal Home Loan Bank advances and other long-term borrowings	34,611,035	35,179,335
Dividend payable	1,396,627	1,210,419
Deferred income taxes	1,632,560	885,433
Accrued expenses and other liabilities	3,495,032	3,329,285
Total liabilities	1,072,956,364	901,006,448

STOCKHOLDERS' EQUITY
Common stock, $2 par value, authorized 18,000,000 shares; issued 9,432,915 shares; outstanding 9,310,913 shares as of December 31, 2012 and 2011	18,865,830	18,865,830
Additional paid-in capital	22,651,222	22,651,222
Retained earnings	94,159,839	85,564,078
Accumulated other comprehensive income-net unrealized income on securities available-for-sale	11,075,342	9,492,753
Treasury stock, at cost; 122,002 shares at December 31, 2012 and 2011.	(2,016,498)	(2,016,498)
Total stockholders' equity	144,735,735	134,557,385

Total liabilities and stockholders' equity	$1,217,692,099	$1,035,563,833

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Interest income:
Loans	$6,291,450	$5,954,374	$24,761,633	$23,600,471
Securities
Taxable	1,398,435	1,627,968	6,058,556	6,993,213
Tax-exempt	1,720,710	1,663,277	6,767,545	6,555,546
Interest bearing deposits and federal funds sold	112,676	128,853	484,004	466,475

Total interest income	9,523,271	9,374,472	38,071,738	37,615,705

Interest expense:
Deposits	1,052,483	1,236,779	4,472,337	5,313,476
Other borrowed funds	307,581	329,943	1,279,604	1,416,589

Total interest expense	1,360,064	1,566,722	5,751,941	6,730,065

Net interest income	8,163,207	7,807,750	32,319,797	30,885,640

Provision (credit) for loan losses	(129,092)	123,269	22,277	532,961

Net interest income after provision (credit) for loan losses	8,292,299	7,684,481	32,297,520	30,352,679

Noninterest income:
Trust services income	532,651	427,297	2,060,308	2,046,914
Service fees	417,502	369,782	1,578,672	1,465,055
Securities gains, net	108,457	78,144	646,755	1,025,714
Other-than-temporary impairment of investment securities	(259,851)	-	(259,851)	-
Gain on sale of loans held for sale	506,996	368,032	1,589,122	1,048,583
Merchant and ATM fees	245,849	184,470	1,055,613	739,951
Other noninterest income	193,756	185,152	764,765	644,163

Total noninterest income	1,745,360	1,612,877	7,435,384	6,970,380

Noninterest expense:
Salaries and employee benefits	3,172,200	2,963,815	12,465,403	11,631,032
Data processing	606,485	533,909	2,239,003	1,985,329
Occupancy expenses	392,926	310,950	1,462,898	1,377,333
FDIC insurance assessments	186,324	131,108	664,285	738,893
Other real estate owned, net	10,781	15,866	482,904	434,041
Core deposit intangible amortization	73,776	-	196,736	-
Other operating expenses, net	984,191	683,082	3,291,724	2,685,344

Total noninterest expense	5,426,683	4,638,730	20,802,953	18,851,972

Income before income taxes	4,610,976	4,658,628	18,929,951	18,471,087

Income tax expense	1,142,237	1,043,588	4,747,643	4,550,280

Net income	$3,468,739	$3,615,040	$14,182,308	$13,920,807

Basic and diluted earnings per share	$0.37	$0.39	$1.52	$1.48

Declared dividends per share	$0.15	$0.13	$0.60	$0.52